Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Richard H. Fleming, D. Rick Lowes and Stanley L. Ferguson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 and any or all amendments thereto for the issuance of debt securities of USG Corporation and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.
     This power of attorney has been signed as of the 12th day of September, 2007, by the following persons:

/s/ William C. Foote	/s/ Richard H. Fleming

William C. Foote	Richard H. Fleming
Chairman of the Board and Chief Executive Officer	Executive Vice President and Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

/s/ D. Rick Lowes	/s/ Jose Armario

D. Rick Lowes	Jose Armario
Senior Vice President and Controller	Director
(Principal Accounting Officer)

/s/ Robert L. Barnett	/s/ Keith A. Brown

Robert L. Barnett	Keith A. Brown
Director	Director

/s/ James C. Cotting	/s/ Lawrence M. Crutcher

James C. Cotting	Lawrence M. Crutcher
Director	Director

/s/ W. Douglas Ford	/s/ David W. Fox

W. Douglas Ford	David W. Fox
Director	Director

/s/ Valerie B. Jarrett	/s/ Steven F. Leer

Valerie B. Jarrett	Steven F. Leer
Director	Director

/s/ Marvin E. Lesser	/s/ Judith A. Sprieser

Marvin E. Lesser	Judith A. Sprieser
Director	Director